EXHIBIT 32

In connection with the Quarterly Report of Mascota Resources Corp. (the "Company") on Form 10-Q for the period ending August 31, 2016 as filed with the Securities and Exchange Commission (the "Report"), Dale Rasmussen, the Principal Executive and Financial Officer of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects the financial condition and results of operations of the Company.

November 18, 2016	By:	/s/ Dale Rasmussen
Dale Rasmussen, Principal Executive and
Financial Officer